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Exhibit 12


This computation is being included for incorporation by reference to the Company's Form S-3 Registration Statement File No. 33-58177 for the shelf registration of up to $500,000,000 of debt securities.


                             TYSON FOODS, INC.
             STATEMENT SETTING FORTH COMPUTATION OF RATIOS OF
                         EARNINGS TO FIXED CHARGES
                          (Dollars in Thousands)



                                        Six Months Ended

                                            April 1,
                                              1995
                                           ---------
Net income for the period                  $ 102,678
Add:
  Provision for income taxes                  59,436
  Fixed charges                               62,314
  Less capitalized interest                   (1,621)
                                              ______
Income before taxes on
income and fixed charges                    $222,807
Fixed charges:
  Interest                                  $ 53,464
  Capitalized interest                         1,621
  Rentals at computed
   interest factor (1)                         5,299
  Amortization of debt
   discount expense                            1,930
                                             _______
Total fixed charges                         $ 62,314
Ratio of earnings to
  fixed charges                                 3.58


(1) Amounts represent those portions of rent expense (one-third) that are reasonable approximations of interest costs.















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